Exhibit 99.1

Weida Communications Provides Update on Federal Investigation; Company to Release Third
Quarter Financial Results the Week of May 16th

FORT LAUDERDALE, Fla.—(BUSINESS WIRE)—May 3, 2005—Weida Communications, Inc. (OTC:WDAC.PK), a U.S. managed telecommunications operator in China reiterated today that the company continues to cooperate fully with the Federal investigation pertaining to Joseph Zumwalt, ex chief financial officer of Weida, and Anthony Giordano, one of Weida’s largest shareholders. The Federal government is investigating whether Mr. Zumwalt and Mr. Giordano engaged in illegal activities in connection with an independent investment entity that is also a Weida shareholder. The company wants to reassure shareholders no charges have been asserted against Weida Communications or any additional employees.

While the investigation continues, the Board of Directors and the company’s current senior management have taken the following steps:

•                                          The company has terminated Joseph Zumwalt as CFO, effective immediately, and Meilin Yu, corporate controller of Weida, will act as the interim CFO. Weida is in the process of hiring a search firm to conduct a search for a new CFO and additional independent board members.

•                                          The company has initiated its own internal investigation, working with an outside independent firm, and intends to inform the SEC of its findings.

“The company continues its efforts to cooperate with the government in connection with these investigations,” said Mitchell Sepaniak, CEO, president and chairman of Weida. “Despite this challenging time, we are continuing to focus on growing the business. We are encouraged by the positive momentum generated by our operations in China and expect these accomplishments to be reflected in our third and fourth quarter results.”

The trading of Weida’s securities is currently suspended as a result of the investigation. The suspension is due to expire on May 6, 2005 at 11:59 p.m. EDT. In addition, the company expects to release its fiscal 2005 third quarter results the week of May 16th.

Weida will continue to provide updates as more information becomes available.

About Weida Communications, Inc.

Weida Communications is a U.S.-managed company that provides data communication services via satellite to businesses and government agencies throughout China. The company participates in the fast-growing China telecom market through its majority profit sharing interest in and control of the only public company in China holding a license for bi-directional VSAT (Very Small Aperture Terminal) satellite communications services. VSAT is an attractive telecommunications solution in China with its exploding demand for telecommunications, dense urban areas, and extensive mountainous terrain. For more information, visit the Weida Communications, Inc. Web site at http://www.weida.com.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations of the management of Weida Communications, Inc. (the Company) only, and are subject to a number of risk factors and uncertainties, including but not limited to the need for equity financing in order to consummate the acquisition of a legal ownership interest in Guangzhou Weida, limited operating history, Weida Communications’ historical and likely future losses, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on the provision of VSAT-based communications services for the majority of its revenues, changes in technology and market requirements, decline in demand for the Company’s products, inability to timely develop and introduce new technologies, products and applications, difficulties or delays in absorbing and integrating acquired operations, products, technologies and personnel, loss of market share, and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those described therein. We undertake no obligation to update these forward- looking statements. For a more detailed description of the risk factors and uncertainties affecting the Company, refer to the Company’s reports filed from time to time with the Securities and Exchange Commission, including the information about risk factors provided in Item 1, “Business,” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on October 12, 2004.

CONTACT: Weida Communications, Inc.
Ron J. Ison, 954-527-7750
rison@weida.com
or
Ogilvy PR
Thomas Smith, 212-880-5269
thomas.smith@ogilvypr.com

SOURCE: Weida Communications, Inc.